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                                                                   Exhibit 10.57






                       ACTV EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of October 1, 2000 by and between ACTV, INC., a Delaware corporation having an office at 1270 Avenue of the Americas, New York, New York 10020 ("ACTV"), and KEVIN M. LIGA ("Employee"),

                              W I T N E S S E T H :

         WHEREAS, ACTV desires to employ Employee, and Employee desires to accept employment, as an Executive Vice President of ACTV;

         NOW, THEREFORE, in consideration of the premises and the mutual agree-ments herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT OF EMPLOYEE. ACTV hereby employs Employee as an Exec-utive Vice President of ACTV. During the term hereof, Employee shall devote all of his business time and efforts to ACTV and its affiliates, and shall perform such services and duties and have such powers as may from time to time be prescribed by the Chief Executive Officer of ACTV ("ACTV'S CEO") or his designee.

         2. COMPENSATION AND BENEFITS.

                  a. SALARY. ACTV shall pay Employee a salary at the rate of Two Hundred Twenty Five Thousand dollars ($225,000.00) per year, less applicable withholding taxes and other payroll deductions required by law, payable in accordance with ACTV's customary payroll practices.

                  b. ACCELERATION OF VESTING SCHEDULE. Upon any Acceleration Event (as such term is defined below), all then unvested, unexpired stock options granted by ACTV to Employee, whether prior to, on or after the date hereof and whether under any stock incentive plan or otherwise, shall become and be immediately exercisable, at the respective option price(s) thereof, at any date prior to the respective expiration date(s) thereof.

         For purposes hereof, an "ACCELERATION EVENT" shall be deemed to occur upon the date that any of the following shall first occur:


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         (i) a majority of the Board-nominated slate of candidates for election to ACTV's Board of Directors shall not be elected thereto;

         (ii) there shall occur a Change of Control (as such term is defined below) which, prior to the effective date thereof, shall not have been unanimously approved by all of the members of the Board of Directors of ACTV; or

         (iii) there shall occur a Change of Control which, prior to the effective date thereof, shall have been unanimously approved by all of the members of the Board of Directors of ACTV and, upon or within two years after the effective date of such unanimously-approved Change of Con-trol, there shall also occur a Separation Event (as such term is defined below) (the effective date of such Separation Event to be deemed, for purposes of this clause (iii), the date of the respective Acceleration Event).

         For purposes hereof, a "CHANGE OF CONTROL" shall be deemed to occur upon the date that any of the following shall first occur:

         (i) a person (other than a person who is an officer or a director of ACTV on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of ACTV securities having more than 50% of the combined voting power of such of the then outstanding securities of ACTV as may be cast for the election of directors of ACTV;

         (ii) a merger of ACTV is consummated in which ACTV is not the surviving entity;

         (iii) substantially all of the assets of ACTV are sold; or

         (iv) ACTV's stockholders approve the dissolution or liquidation of ACTV.

         For purposes hereof, a "SEPARATION EVENT" shall be deemed to occur upon the date that (i) ACTV (or the surviving entity) terminates Employee's employment without cause (as such term is defined in Section 3(a)(ii) below) or
(ii) Employee terminates his employment hereunder for Good Reason (as such term in defined in Section 3(a)(i) hereof).

                  c. BONUSES. Employee shall be eligible for such bonuses, if any, as may hereafter be determined and paid in accordance with such policies as the Compensation Com-mittee of the Board of Directors of ACTV may set from time to time.

                  d. BENEFITS. Employee shall be entitled to participate in all employee health and other benefit plans or programs of ACTV to the extent that his position, title, tenure, salary and other qualifications make him eligible to participate. ACTV does not guarantee the continuance of any particular employee benefit plan or program during the period of Employee's employment, and Employee's participation in any such plan or program shall be subject to all terms, provisions, rules and regulations applicable thereto.


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         3. EMPLOYMENT AT-WILL/TERMINATION.

                  a. TERM; TERMINATION. Employee's employment hereunder shall be at-will, without fixed term or duration, and this Agreement and Employee's employment here-under may be terminated at any time as follows:

                           i. BY EMPLOYEE. Employee may terminate this
Agreement, and Employee's employment hereunder, at will, upon written notice to ACTV, whereupon this Agreement and Employee's employment hereunder (and all of ACTV's and Employee's respective rights, duties and obligations hereunder) shall terminate, subject in all respects to Section 3(a)(iv) hereof.

                  In the event that Employee shall terminate his employment for Good Reas-on (as such term is hereafter defined), Employee shall be entitled to severance pay equal to six months' of Employee's base salary, in addition to such rights as Employee may have under any other provisions of this Agreement (including Section 2(b)(iii) above) upon any termination of his employment for Good Reason.

                  "GOOD REASON" shall mean any termination of this Agreement effected by Employee on account of (i) a material breach hereof by ACTV (including, without limitation, a reduction in base salary from the amount set forth in Section 2(a) hereof), which breach ACTV shall have failed to cure within 15 days after its receipt of written notice thereof from Employee, which notice shall have made specific reference to this Section of this Agreement,
(ii) ACTV's relocation of Employee's office to a location outside of the City of New York, NY, which relo-cation ACTV shall have failed to rescind within 15 days after its receipt of a written rescission request from Employee, which request shall have made specific reference to this Section of this Agreement, or (iii) the assignment to or taking from Employee, upon or after any Change of Con-trol, of any duties, responsibilities, status, title or position that is or are, in the case of any such assignment to Employee materially inconsistent with, or in the case of any such taking from Em-ployee materially detractive from, Employee's duties, responsibilities, status, title and position, viewed in the aggregate, as in effect immediately prior to such Change of Control, which assign-ment or taking ACTV shall have failed to rescind within 15 days after its receipt of a written rescission request from Employee, which request shall have made specific reference to this Section of this Agreement.

                           ii. BY ACTV FOR CAUSE. ACTV may terminate this
Agreement, and Employee's employment hereunder, upon written notice for cause. For purposes hereof, "CAUSE" shall mean Employee's (1) refusing to carry out the business of ACTV and its affiliates, as lawfully directed by ACTV, (2) breach of this Agreement or the CIWP Agreement (as such term is defined in Section 6 hereof) in any material respect, (3) engaging in conduct that consti-tutes competitive activity in violation of Section 7 hereof, (4) conviction of a felony, (5) con-tinuing or repeated abuse of alcohol or prescription drugs, (6) abuse of any controlled substance, or (7) inability to perform and fulfill his assigned duties due to a disability. Notwithstanding any-thing to the contrary in this Section 3(a)(ii), ACTV may not terminate Employee's employment for cause under clause (1) hereof unless Employee shall have first received 15 days


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written notice from ACTV's CEO advising Employee of the specific acts or omissions alleged to constitute cause, and such acts or omissions continue thereafter. Any termination of Employee's employent for disability shall not affect Employee's right to receive any benefits to which he may be entitled pursuant to any of the employee benefit plans or programs referenced in Section 2(e).

                           iii. BY ACTV WITHOUT CAUSE. ACTV may terminate this
Agree-ment and Employee's employment hereunder without cause at any time, upon written notice to Employee. In the event that Employee is terminated without cause, Employee shall be entitled to severance pay equal to six months' salary, in addition to such rights as Employee may have under any other provisions of this Agreement (including Section 2(b)(iii) above) upon any termination of his employment without cause.

                           iv. SURVIVAL. Notwithstanding any termination of
Employee's em-ployment (whether effected by ACTV, any surviving entity or Employee under this Section 3 or under any other provision of this Agreement), the provisions of Sections 6 (Confidential Inform-ation and Work Product Agreement) and 7 (Covenant Not to Compete) hereof, and Employee's covenants, duties and obligations thereunder, shall survive such termination and shall continue in full force and effect in accordance with the respective terms thereof; provided, that if Employee's employment is terminated by Employee for Good Reason, the provisions of Section 7 (Covenant Not to Compete) shall not survive or have any force or effect after the date of such termination.

                  b. TERMINATION UPON DEATH. This Agreement and Employee's employment hereunder shall automatically terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 2(a) for the period prior to Employee's death and any other amount which Employee was entitled to be paid by ACTV at the time of his death, and Employee's estate shall be entitled to receive any benefits provided pursuant to any of the employee benefit plans or programs referenced in Section 2(d).

         4. EXPENSES. Employee shall be reimbursed for all reasonable and necessary out-of-pocket expenses incurred in the performance of Employee's duties hereunder, provided that Employee shall have timely submitted to ACTV reasonably detailed expense reports and receipts with respect thereto on a timely basis. All air travel shall be in accordance with ACTV's established travel policies as in effect from time to time.

         5. VACATION. Employee shall be entitled to three weeks of paid vacation time per year, on dates to be agreed upon between ACTV and Employee. In the event that Employ-ee's employment is terminated for any reason other than for cause, Employee's accrued vacation time shall be paid to him at his then current base salary.

         6. CONFIDENTIAL INFORMATION AND WORK PRODUCT AGREEMENT. Employee has executed (or is executing, simultaneously herewith) a Confidential Information and Work Product Agreement dated the date hereof (the "CIWP AGREEMENT"). Neither this Agreement nor any employment relationship between Employee and ACTV shall be effective until Employee has executed and delivered the CIWP Agreement. Employee's obligations under the CIWP Agree-ment shall survive termination of this Agreement for any reason.


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         7. COVENANT NOT TO COMPETE. Employee acknowledges and confirms that
ACTV is placing its confidence and trust in Employee. Accordingly, and in consideration of ACTV's execution of this Agreement, Employee covenants and agrees that he will not, during the term of his employment, and for a period of one (1) year thereafter, either directly or indirectly, engage in any business, either directly or indirectly (whether as a creditor, guarantor, financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, or otherwise), with or for any company, enterprise, institution, organization or other legal entity (whether a sole proprietorship, a corporation, a partnership, a limited liability company, an asso-ciation, or otherwise, and whether or not for profit), which is in competition with the ACTV Business (as defined herein). As used in this Agreement, the term "ACTV BUSINESS" shall mean the invention, development, application, implementation, extension, operation, licensing and/or management by ACTV and/or any ACTV affiliate of any invention, software, technology, business, service or product of ACTV and/or any ACTV affiliate.

                  Furthermore, Employee will not during the term of his employment, and for a period of one (1) year thereafter, individually or through any entity, directly or indirectly, without the express prior written consent of ACTV, become an employee, consultant, advisor, director, officer, producer, partner or joint or co-venturer of or to, or enter into any contract, agreement or arrangement with, any entity or business venture of any kind to or of which ACTV and/or any ACTV affiliate is a licensor or licensee or with which ACTV and/or any ACTV affili-ate is a joint or co-venturer, partner or otherwise engaged in any material (or then potentially material) on-going business relationship or discussions or negotiations with a view to entering into such a relationship to provide services or products, without the prior written consent of ACTV, which consent ACTV shall not unreasonably withhold. Nor shall Employee, during the term of his employment, and for a period of two (2) years thereafter, individually or through any entity, directly or indirectly, without the express prior written consent of ACTV, make or otherwise extend any offer of full-time or part-time employment to any officer or employee of ACTV and/or of any ACTV affiliate, or otherwise solicit any officer or employee of ACTV and/or of any ACTV affiliate to seek or accept any full-time or part-time employment, by or with any person or entity other than ACTV or any ACTV affiliate.

                  Employee hereby acknowledges and agrees that the ACTV Business ex-tends throughout the United States, and that -- given the nature of the ACTV Business -- ACTV and/or any ACTV affiliate can be harmed by competitive conduct anywhere in the United States. Employee therefore agrees that the covenants not to compete contained in this Section 8 shall be applicable in and throughout the United States, as well as throughout such non-U.S. areas in which ACTV and/or any ACTV affiliate may be (or has, with Employee's knowledge and assist-ance, prepared written plans to be) doing business as of the date of termination of Employee's employment. Employee further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the ACTV Business, and that this Agreement will therefore not prevent him from earning a livelihood. Employee acknowledges that the restrictions contained in this
Section 8 constitute reasonable protections for ACTV and its affiliates in light of the foregoing and in light of the promises to Employee contained herein. Employee and ACTV hereby agree that, if the period of time or the scope of the restrictive


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covenant not to compete contained in this Section 8 shall be adjudged unreasonable by any proper arbiter of a dispute here-under, then the period of time and/or scope shall be reduced accordingly, so that this covenant may be enforced in such scope and during such period of time as is judged by such arbiter to be reasonable.

                  Notwithstanding anything hereinabove set forth in this Section 8, Employee may - solely in his capacity as a passive investor - make equity investments in any publicly listed company, provided that the amount of any such investment does not exceed 2% of the issued and outstanding shares of the capital stock of the respective class of equity securities of such company and provided, further, that such investment does not violate any then current investments policy published by ACTV.

                  Notwithstanding anything hereinabove set forth in this Section 8, the provi-sions of this Section 8 shall not survive or otherwise apply to Employee from and after any date upon which Employee may terminate his employment hereunder for Good Reason.

                  As used in this Agreement, the term "AFFILIATE" shall mean any person, corp-oration, partnership, joint venture, limited liability company or other legal entity that is controlled by ACTV. For purposes of the foregoing definition, the term "CONTROL" shall mean the capability (whether by ownership of, or the right to vote, such equity stock or other ownership interests as shall enable the party owning or voting same, or by the right to elect or appoint a majority of those directors or other such persons having the authority) to direct the policies and management of such legal entity. Accordingly, at the date hereof, such of ACTV's affiliates as are operating companies are ACTV Entertainment, Inc., Bottle Rocket, Inc., Digital ADCO, Inc., HyperTV Networks, Inc. and Media Online Services, Inc.

         8. ENTIRE AGREEMENT. This Agreement, together with the CIWP Agreement as executed by Employee, contains (with the exception of any stock options that ACTV may have heretofore granted to Employee) the entire agreement between the parties at the date hereof with respect to the employment and compensation of Employee by or on behalf of ACTV or any affili-ate of ACTV and supersedes in all respects any prior agreement or understanding between Em-ployee and ACTV or any affiliate of ACTV with respect to the employment and compensation of Employee by or on behalf of ACTV or any affiliate of ACTV. The unenforceability of any provi-sion of this Agreement shall not affect the enforceability of any other provision. This Agreement may not be amended or modified in any way except by an agreement in writing signed by ACTV, as one party, and by Employee, as the other party. Any delay in exercising, or any failure to exer-cise, any rights provided by this Agreement shall not be deemed a waiver thereof, and any express written waiver thereof shall not be deemed a waiver of any further or future rights.

         9. ASSIGNMENT. Neither party shall have the right to assign any of his or its respective rights, duties or obligations hereunder to any third party without the prior written con-sent of the other party hereto, provided that Employee's consent thereto shall not be required for or in connection with ACTV's assignment of this Agreement to any entity that shall succeed


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ACTV as a consequence of any sale of all or substantially all of ACTV's assets, merger, con-solidation or Change of Control.

         10. NOTICES. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when:

                  a. delivered by hand, with receipt confirmed;

                  b. transmitted by facsimile, with receipt confirmed, provided that a copy is mailed on that same transmittal date by certified or registered mail, return receipt requested; or

                  c. delivered by express delivery service, with receipt confirmed;

in each case to the appropriate addresses or telecopier numbers set forth below, or to such address or facsimile number as the respective party may hereafter otherwise designate in writing:

                           (i) if to ACTV, to:

                                ACTV, Inc.
                                1270 Avenue of the Americas, Suite 2401
                                New York, NY  10020
                                Attn:   William C. Samuels,
                                           Chairman and CEO
                                Facsimile:  (212) 459-9548

                           with a separate and complete copy, under separate cover, to:

                                ACTV, Inc..
                                1270 Avenue of the Americas
                                New York, NY  10020
                                Attn:  Day L. Patterson,
                                           Law Department
                                Facsimile:  (212) 459-9548

                           and

                           (ii) if to Employee, to:

                                Mr. Kevin M. Liga
                                221 Country Ridge Drive
                                Rye Brook, NY  10573

         11. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Employee hereby recog-nizes and acknowledges that irreparable injury or damage may result to ACTV and its affiliates


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in the event of a breach or threatened breach by Employee of certain of the terms or provisions of this Agreement including, without limitation, Employee's covenants in Section 8 hereof, and that ACTV and its affiliates may have no adequate remedy at law for such breach or threatened breach. Accordingly, Employee hereby agrees that, in addition to any other available remedies in equity or at law, ACTV and its affiliates shall be entitled to an injunction restraining Employee from engaging in any activity constituting such breach or threatened breach and requiring specific performance of the terms hereof. Nothing contained herein shall be construed as prohibiting ACTV or any ACTV affiliate from pursuing any other remedies available to ACTV or any ACTV affiliate at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages from Employee and the termination of his employment with ACTV in accordance with the terms and provisions of this Agreement.

         12. ARBITRATION. All controversies which may arise between the parties hereto shall be determined by binding arbitration applying the laws of the State of New York. Any arbi-tration pursuant to this Agreement shall be conducted in New York, New York before the Ameri-can Arbitration Association ("AAA") in accordance with its arbitration rules. Any dispute to be submitted to arbitration must be reduced to writing and shall be provided to the other party and to the AAA in order to initiate the proceedings. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any state or federal court having jurisdiction; provided, that the arbitrators shall not have the right to award any punitive damages (and each of the parties hereto waives any right to claim or receive any punitive damages, whether in any arbitration proceeding or otherwise). Nothing in this Section 13 will prevent ACTV or any ACTV affiliate from resorting to judicial proceedings if interim injunc-tive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injury or harm to ACTV or any ACTV affiliate.

         13. GOVERNING LAW. This Agreement and any amendments hereto, and wai-vers and consents with respect thereto, shall be governed by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   ACTV, INC.

                                   By:
                                         --------------------------------------
                                         Day L. Patterson,
                                         Exec. Vice President
                                         and General Counsel



                                   ------------------------------------------
                                   KEVIN M. LIGA
                                   (Employee)